EXHIBIT 16.1

Jewett Schwartz & Associates, Inc.

2514 Hollywood Blvd, Suite 508

Hollywood, Florida 33020

June 1, 2005

US Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC  20549

Dear Sirs:

We have read the statements of Andean Development Corporation pertaining to our firm included under Item 4.01 of Form 8-K/A dated June 1, 2005 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ JEWETT, SCHWARTZ & ASSOCIATES

JEWETT, SCHWARTZ & ASSOCIATES

Hollywood, Florida

June 1, 2005